EXHIBIT 10.78

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COMMERCIAL INSTALLMENT NOTE (with Financial Covenants)                          Debtor Name: Pierce Plastics, Inc.
(Indiana version)                                                               Debtor #: 7108391722
----------------------------------------------------------------                Obligation #:
Amount             City, State               Date                               Office: Elkhart Central 60-576
$862,468.72        Elkhart, IN               March 15, 2000

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FOR VALUE RECEIVED, the undersigned ("Debtor") promises to pay to the order of
NATIONAL CITY BANK of Indiana ("Bank"), which has its principal place of business in Elkhart, Indiana, at any office of Bank, Eight Hundred Sixty-Two Thousand Four Hundred Sixty-Eight and 72/100 DOLLARS in lawful money of the United States together with interest, in 60 consecutive monthly installments, commencing the 15th day of April, 2000. Each installment shall consist of
(XX) principal in the amount of Seven Thousand One Hundred Eighty-Two and 24/100 dollars ($7,182.24) plus the unpaid interest accrued on this note, except that the final installment shall be in such amount as will pay all of the unpaid principal of and unpaid interest accrued on this note in full. Prior to maturity, principal and any overdue interest shall bear interest computed daily (on the basis of a 360-day year and actual days elapsed) at a rate which shall be
(XX) a fluctuating rate which is (SEE ATTACHED ADDENDUM). Debtor may prepay the principal of this note in whole or in part at any time without premium or penalty.

Concurrently with each prepayment of the principal of this note, Debtor shall pay the unpaid interest accrued on the principal being prepaid, and each prepayment shall be applied to the outstanding installments of this note in the inverse order of their respective due dates.

Debtor authorizes Bank to share all credit and financial information relating to Debtor with Bank's parent company, and with any subsidiary or affiliate company of Bank or of Bank's parent company.

If Debtor fails to pay an installment in full within ten (10) days after its due date, Debtor, in each case, will incur and shall pay a late charge equal to the greater of twenty dollars ($20.00) or five percent (5%) of the unpaid amount. The payment of late charge will not cure or constitute a waiver of any Event of Default under this note.

Except as otherwise provided in writing, payments will be applied first to installments in the order of their respective due dates and then to late charges in the order of their respective due dates; provided, however, that if a payment so applied would pay the principal of this note in full, but leave late charges outstanding, such payment will inste3ad be applied to late charges prior to being applied to the principal portion of the final installment. Each payment of an installment shall be applied first to accrued but unpaid interest and then to principal. In its discretion, Bank may, from time to time, unilaterally change any provision for the application of payments and installments by giving a written notice to Debtor of the change. The notice shall be mailed to the address indicated herein or such other address that Debtor may furnish in writing to an appropriate officer of Bank and shall be mailed not less than fifteen (15) days prior to the effective date of such change.

If this note is not paid in full at maturity (whether by lapse of time, acceleration of maturity or otherwise), the interest rate otherwise in effect hereunder shall be increased by three percent (3%) per annum, provided that in no event shall the principal of and interest on this note bear interest after maturity at a rate less than the interest rate actually in effect hereunder immediately after maturity.

In consideration of Bank's granting the loan evidenced by this note, Debtor further agrees with Bank as follows:

1.       (WARRANTIES) Debtor represents and warrants to Bank as follows:

         1.1 (ORGANIZATION) Debtor is a corporation organized and in good standing under Delaware law having its chief executive office at the address set forth opposite Debtor's signature below. Debtor has only the following Subsidiaries, if any:
                  __________N/A__________. Debtor is duly qualified to transact business in each state or other jurisdiction in which Debtor owns or leases any real property or in which Debtor's counsel reasonably believes such qualification is necessary.

         1.2 (AUTHORITY) Debtor has requisite power and authority to enter into this note. No registration with or approval of any governmental agency of any kind is required on the part of Debtor for the due execution and delivery or for the enforceability of this note. Each officer executing and delivering this note on behalf of Debtor has been duly authorized to do so. Neither the execution and delivery of this note by Debtor nor its performance and observance of the respective provisions hereof will violate any existing provision in its articles of incorporation, regulations or by-laws or any applicable law or violate or otherwise constitute a default under any contract or other obligation now existing and binding upon it. Upon the execution and delivery hereof, this note will become a valid and binding obligation of Debtor.

         1.3 (LITIGATION) No litigation or proceeding is pending against Debtor before any court or any administrative agency which in the opinion of Debtor's officers might, if successful, have a material, adverse effect on Debtor.

         1.4 (TAXES) Debtor has filed all federal, state and local tax returns which are required to be filed by it and paid all taxes due as shown thereon (except to the extent, if any, permitted by subsection 2.2). Neither the Internal Revenue Service nor any other federal, state or local taxing authority has alleged any material default by Debtor in the payment of any tax material in amount or threatened to make any assessment in respect thereof which has not been reflected in the financial statements referred to in subsection 1.7.

         1.5 (ASSETS) Debtor has good and marketable title to all assets reflected in its December 31, 1999, balance sheet except for changes resulting from transactions in the ordinary course of business. All such assets are clear of any mortgage, security interest or other lien of any kind other than any permitted by subsection 4.3.

         1.6 (COMPLIANCE WITH LAW) Debtor's operations are in full compliance with all material requirements imposed by law, whether federal or state, including, without limitation, the Occupational Safety and Health act, federal and state environmental protection laws and zoning ordinances.

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         1.7      (FINANCIAL STATEMENTS) All financial statements and credit applications delivered by Debtor to Bank accurately reflect Debtors financial condition and operations at the times and for the periods therein stated.

2. (AFFIRMATIVE COVENANTS) Debtor agrees that so long as any Bank Debt remains outstanding, Debtor shall perform and observe each of the following: (SEE ATTACHED ADDENDUM)

         2.1 (FINANCIAL STATEMENTS) Debtor will furnish each of the following to Bank

         (a) as soon as available and in any event within one hundred twenty (120) days after the end of each of Debtor's fiscal years, an annual report of Debtor for that year. If this box ( ) is checked, then Debtor's annual report shall be ( ) audited ( ) reviewed ( ) compiled by a certified public accountant selected by Debtor and reasonably acceptable to Bank.

         (b) If this box (XX) is checked, then as soon as available and in any event within sixty (60) days after the end of each of the quarterly periods of each of Debtor's fiscal years,

                  (1) Debtor's balance sheet as at the end of the period and its income statement and surplus reconciliation for Debtor's current fiscal year to date certified by an appropriate officer of Debtor to be true and complete to the best of his knowledge and belief, and

                  (2) That officer's certification that he knows of no Potential Event of Default that is then existing or if any does, a brief description thereof and of Debtor's intentions in respect thereof,

         (c) forthwith upon Bank's written request, such other information in writing about Debtor's financial condition, properties and operations as Bank may from time to time reasonably request.

        All of Debtor's financial statements shall be prepared in accordance with GAAP consistently applied except as disclosed therein and in form and detail satisfactory to Bank.

         2.2 (TAXES) Debtor will pay in full, prior in each case to the date when penalties for the nonpayment thereof would attach, all taxes, assessments and governmental charges and levies for which it may be or become subject and all lawful claims which, if unpaid, might become a lien or charge upon its property; provided, that no item need be paid so long as and to the extent that it is contested in good faith and by timely and appropriate proceedings effective to stay the enforcement thereof.

         2.3 (RECORDKEEPING) Debtor will at all times keep true and complete financial records in accordance with GAAP and, without limiting the generality of the foregoing, make appropriate accruals to reserves for estimated and contingent losses and liabilities. Debtor will permit Bank at all reasonable times to examine Debtor's properties and records and to make copies of and extracts from such records at Bank's expense.

         2.4 (INSURANCE) Debtor will keep itself and all of its insurable properties insured at all times to such extent, by such insurers and against such hazards and liabilities as is generally and prudently done by like businesses, and further in accordance with the provisions of the Related Writings.

         2.5 (EXISTENCE) Debtor will at all times maintain its existence, rights and franchises.

         2.6 (COMPLIANCE WITH LAW) Debtor will comply with all applicable provisions of the Occupational Safety and Health Act, federal and state environmental protection laws and every other law (whether statutory, administrative, judicial or other and whether federal, state or local) and every lawful governmental order if non-compliance with such law or order would have a material, adverse effect on Debtor's business or credit; provided, that any alleged noncompliance shall not be an Event of Default if and to the extent

                  (a) appropriate corrective measures are commenced within thirty (30) days after the non-compliance becomes apparent or is alleged, and thereafter and diligently pursued to the satisfaction of or being corrected by procedures satisfactory to the court, agency or other governmental authority in question, or

                  (b) the alleged non-compliance is contested in good faith by timely and appropriate proceedings effective to stay the enforcement thereof.

         2.7 (MAINTENANCE) Debtor will maintain all of its fixed assets in good working order and condition, ordinary wear and tear excepted.

         2.8 (NOTICES) Debtor will cause its chief financial officer, or in his absence another officer designated by him, to give Bank prompt written notice whenever (a) Debtor receives notice from any ERISA regulator that a default under ERISA exists, (b) Debtor receives notice from any court, agency or other governmental authority of any alleged non-compliance with any law or order of the kind referred to in subsection 2.6, (c) the Internal Revenue Service or any other federal, state or local taxing authority shall allege any material default by Debtor in the payment of any tax material in amount or shall threaten or make any assessment in respect thereof, (d) any litigation or proceeding shall be brought against Debtor before any court or administrative agency which, if successful, might have a material, adverse effect on Debtor,
                  (e) there shall be filed any application for a determination of the qualified status of any employee benefit plan, or (f) he reasonably believes that any Potential Event of Default has occurred or that any other representation or warranty made in section 1 shall for any reason have ceased in any material respect to be true and complete.

         2.9 (BUSINESS PURPOSE) All funds disbursed under this note will be used for business or commercial purposes.


3. (FINANCIAL COVENANTS) Debtor will comply with the following financial covenants with Bank as follows (applicable subsections must be initialed by Debtor): (SEE ATTACHED ADDENDUM)

4.       (NEGATIVE COVENANTS) Debtor further covenants with Bank as follows:

         4.1      (MERGERS) Debtor will not

                  (a)      be a party of any merger or consolidation,

                  (b) purchase or otherwise acquire the business or all or substantially all of the assets of another corporation or business, or
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                  (c)      lease as lessor, sell, sell-leaseback or otherwise
                           transfer (whether in one transaction or a series of transactions) all or any substantial part of its fixed assets (other than chattels that shall have become obsolete or no longer useful in its present business).

         4.2 (BORROWINGS) Debtor will not create, assume or have outstanding at any time any Debt; provided, that this subsection shall not apply to any Bank Debt or any Subordinated Debt or any existing or future Debt secured by a purchase money security interest permitted by subsection 4.3 or incurred under a lease permitted by subsection 4.3 or any existing Debt fully disclosed in Debtor's most recent financial statements, and any renewal or extension thereof in whole or in part.

         4.3 (LIENS: LEASES) Debtor will not (a) acquire or hold any property subject to any land contract, inventory consignment, lease or other title retention contract, (b) sell or otherwise transfer any Receivables, whether with or without recourse, or
                  (c) suffer or permit any property now owned or hereafter acquired by it to be or become encumbered by any mortgage, security interest, lien or financing statement; provided, that this subsection shall not apply to (i) any lien for a tax, assessment or government charge or levy, (ii) any lien securing only workers' compensation, unemployment insurance or similar obligations, (iii) any mechanic's, carrier's, landlord's or similar common law or statutory lien incurred in the normal course of business, (iv) zoning or deed restrictions, public utility easements, minor title irregularities and similar matters having no adverse effect as a practical matter on the ownership or use of any of the property in question, (v) any lien securing or given in lieu of surety, stay, appeal or performance bonds, or securing performance of contracts or bids (other than contracts for the payment of money borrowed), or deposits required by law or governmental regulations or by any court order, decree, judgment or rule or as a condition to the transaction of business or the exercise of any right, privilege or license,
                  (vi) any existing lien fully disclosed in Debtor's most recent financial statements delivered to Bank, *(vii) any mortgage, security interest or other lien which is created or assumed in purchasing, constructing or improving any real property or to which any real property is subject when purchased; provided, that (A) the mortgage, security interest or other lien is confined to the property in question and (B) the Debt secured thereby does not exceed the total cost of the purchase, construction or improvement, (viii) any lease as lessee, (ix) any transfer of a check or other medium of payment for deposit or collection, or any similar transaction in the normal course of business, or (x) any financing statement perfecting a security interest that would be permissible under this subsection.

5. (DEFAULT; REMEDIES) The occurrence of any of the following shall constitute an Event of Default hereunder: (a) Debtor's Bank Debt or any part thereof shall not be paid in full promptly when due (whether by lapse of time, acceleration of maturity or otherwise); (b) any Obligor shall die or be dissolved; (c) any representation or warranty by any Obligor in this note or any Related Writing shall be false or erroneous in any material respect; (d) any Obligor shall fail or omit to perform or observe any agreement made by that Obligor in this note or in any Related Writing; (e) a judgment shall be entered against any Obligor in any court of record; (f) any deposit account of any Obligor is attached or levied upon; (g) any voluntary petition by or involuntary petition against any Obligor shall be filed pursuant to any chapter of any bankruptcy code or any Obligor shall make an assignment for the benefit of creditors, or there shall be any other marshalling of the assets and liabilities of any Obligor for the benefit of the Obligor's creditors; or (h) any Obligor's Bank Debt or any part thereof shall not be paid in full immediately when due (whether due by lapse of time, or acceleration or otherwise). Upon the occurrence of an Event of Default, the holder of this note may, in its sole discretion, declare this note to be due and payable, and the principal of and interest on this note shall thereupon become immediately payable in full, without any presentment, demand, or notice of any kind, which Debtor hereby waives. Debtor will pay to Bank all costs and expenses of collection of this note, including, without limitation, attorneys' fees.


6. (DEFINITIONS) In addition to the words and terms elsewhere defined in this note, any accounting term used in this note shall have the meaning ascribed thereto by GAAP, and the following words and terms shall have the following meanings:

               Account Officer means that officer who at the time in question is designated by Bank as the officer having primary responsibility for giving consideration to Debtor's requests for credit or, in that officer's absence, that officer's immediate superior or any other officer who reports directly to that superior officer;

               Bank Debt means Debt payable to Bank, whether initially payable to Bank or acquired by Bank by purchase, pledge or otherwise and whether assigned or participated to or from Bank in whole or in part;

               Business Day means a day on which Bank's main office is open to the public for carrying on substantially all of its banking functions, but shall not include Saturdays, Sundays or legal holidays;

               Debt means, collectively, all monetary liabilities, and any charges and expenses incurred in connection therewith, now or hereafter owing by the Person or Persons in question, including, without limitation, every such liability whether owing by such Person or one (1) of such Persons alone or jointly, severally or jointly and severally, whether created by loan, overdraft, guaranty or other contract or by quasi-contract, tort, statute or other operation of law;

               ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time;

               ERISA Regulator means any governmental agency having any regulatory authority over any of Debtor's pension plans, including, without limitation, the Department of Labor, the Internal Revenue Service and the Pension Benefit Guaranty Corporation;

               GAAP refers to generally accepted accounting principles, applied on a basis consistent with Debtor's accounting procedures in effect on the date hereof;

               Obligor means any Person who is or shall become obligated or whose property is or shall serve as collateral for the payment of Debtor's Bank Debt or any part thereof in any manner, and in addition to Debtor, includes, without limitation, any maker, endorser, guarantor, subordinating creditor, assignor, pledgor, mortgagor or hypothecator of property;

               Person means a natural person or entity of any kind, including, without limitation, any corporation, partnership, trust, governmental body, or any other form or kind of entity;

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               Potential Event of Default means an event which constitutes, or which with the lapse of time or the giving of notice or both would constitute an Event of Default;

               Prime Rate means the fluctuating rate of interest which is publicly announced from time to time by Bank at its principal place of business as being its "prime rate" or "base rate" thereafter in effect, with each change in the Prime Rate automatically, immediately and without notice changing the fluctuating interest rate thereafter applicable hereunder, it being agreed that the Prime Rate is not necessarily the lowest rate of interest then available from Bank on fluctuating rate loans;

               Receivable means a claim for money due or to become due to Debtor, whether classified as an account, instrument, chattel paper, general intangible, incorporeal hereditament or otherwise, and all proceeds of the foregoing;

               Reinvestment Rate means a rate of interest equal to the "bond equivalent yield" for the most actively traded issues of U. S. Treasury Bills, U. S. Treasury Notes or U. S. Treasury Bonds for a term similar to the period from the date of prepayment to the due date of the final installment of this note and in a principal amount comparable to the principal amount being prepaid, all as reasonably determined by Bank;

               Related Writing means a writing of any form or substance signed by any Obligor (whether as principal or agent) or by any attorney, accountant or other representative of any Obligor and received by Bank in respect of Debtor's Bank Debt or any part thereof, including, without limitation, any credit application, credit agreement, reimbursement agreement, financial statement, promissory note, guaranty, indenture, mortgage, security agreement, authorization, subordination agreement, certificate, opinion or any similar writing, but shall not include any commitment letter issued by Bank, without regard to whether Debtor or any other Person signed or acknowledged receipt thereof;

               Subordinated Debt means any Debt the payment of which has been subordinated to the payment in full of Bank Debt, whether by its terms or by separate written instrument, in either case in form and substance satisfactory to Bank;

               Subsidiary means a Person, other than a natural person, of which a majority of the outstanding capital stock (or other form of ownership) or a majority of the voting power in any election of directors is (or upon the exercise of any outstanding warrants, options or other rights would be) owned directly, or indirectly through one or more Subsidiaries, by another Person, other than a natural person; and

               Tangible Net Worth means net worth less intangible assets, including, without limitation, patents, trademarks, goodwill and treasury stock.

7. (SHARING INFORMATION) Debtor authorizes Bank to share all credit and financial information relating to Debtor with Bank's parent company, and with any subsidiary or affiliate company of Bank or of Bank's parent company.

8. (NOTICES) Except as otherwise provided in this note, a notice to or request of Debtor shall be deemed to have been given or made hereunder when a writing to that effect shall have been delivered to an officer of Debtor or five (5) days after a writing to that effect shall have been deposited in the United States mail and sent, with postage prepaid, by registered or certified mail, to Debtor at the address of Debtor's chief executive office (or to such other address as Debtor may hereafter furnish to Bank in writing for that purpose), irrespective of whether the writing is actually received by Debtor. No other method of giving actual notice to or making a request of Debtor is hereby precluded. Every notice required to be given to Bank pursuant to this note shall be delivered to an Account Officer.

9. (INTERPRETATION) Any holder's delay or omission in the exercise of any right under this note shall not operate as a waiver of that right or of any other right under this note. Bank may from time to time in its discretion grant Debtor waivers and consents in respect of this note or any Related Writing, but no such waiver or consent shall bind Bank unless specifically granted by Bank in writing, which writing shall be strictly construed. Each right, power or privilege specified or referred to in this note or any Related Writing is in addition to and not in limitation of any other rights, powers and privileges that Bank may otherwise have or acquire by operation of law, by other contract or otherwise. The provisions of this note and the Related Writings shall bind and benefit Debtor and Bank and their respective successors and assigns, including each subsequent holder, if any, of this note. If more than one person or entity has signed this note then the term "Debtor" means each of them, they are jointly and severally liable on this note and on the warrant of attorney below and each shall be the agent of the others for all purposes relating to this note. If any provision of this note is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that determination shall not affect any other provision of this note, and each such other provision shall be construed and enforced as if the invalid, illegal or unenforceable provision were not contained herein. The captions to the various sections and subsections of this note are for convenience of reference only and shall be disregarded in the interpretation of this note. This note shall be governed by the law of the State of Indiana.

10. (ENTIRE AGREEMENT) This note and the Related Writings set forth the entire agreement between the parties regarding the transactions contemplated hereby, and supercede all prior agreements, discussions, representations and understandings, whether written or oral, and any and all contemporaneous oral agreements, commitments, discussions, representations and understandings between the parties relating to the subject matter hereof.

11. (AMENDMENTS) No amendment, modification or supplement to this note or any Related Writing shall be binding unless executed in writing by all parties thereto, and this provision shall not be subject to waiver by any party and shall be strictly enforced.

12. (WAIVER OF JURY TRIAL) IN ORDER TO AVOID DELAYS AND MINIMIZE EXPENSE, BANK, BY ITS ACCEPTANCE OF THIS NOTE, AND DEBTOR EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN RESPECT OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY RELATED WRITING OR ANY AMENDMENT THERETO, WHETHER NOW EXISTING OR HEREINAFTER ARISING AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND

         CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY, AND A COPY OF THIS NOTE OR OF THIS PROVISION OF THIS NOTE MAY BE FILED WITH ANY COURT AS EVIDENCE OF THE CONSENT OF EACH OF THE PARTIES HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Address: 57500 COUNTY ROAD SOUTH                      PIERCE PLASTICS, INC.
        ------------------------------         ---------------------------------
                                                            Debtor
         ELKHART, INDIANA 46516                By:
--------------------------------------            ------------------------------
                                                         Paul Rudovsky,
                                                     Executive Vice President

Address:
        ------------------------------         ---------------------------------
                                                            Debtor
                                               By:
--------------------------------------            ------------------------------

                     $862,468.72 COMMERCIAL INSTALLMENT NOTE
                                   "Addendum"

(INTEREST RATE)
 -------------

Borrower's option of the following:

A) a fluctuating rate which is fifty one-hundredth's percent (0.50%) per annum below Prime Rate.
B) a fluctuating rate which is one and seventy five one-hundredth's percent (1.75%) above the applicable 30, 60 or 90 day LIBOR contract period exercised.

SECTION 2. (AFFIRMATIVE COVENANTS)

2.1      (FINANCIAL STATEMENTS)

Guarantor (Atlantis Plastics, Inc.) will furnish to Bank within one hundred twenty (120) days after each fiscal year an Annual report of the Guarantor.

SECTION 3. (FINANCIAL COVENANTS)

3.4 (PRETAX INTEREST COVERAGE) Guarantor (Atlantis Plastics, Inc.) will not, during any fiscal year of Guarantor commencing with the present fiscal year), suffer or permit the ratio of (a) the aggregate of its net income for that year plus its interest expense for that year plus its federal, state and local income taxes for that year plus depreciation expense for that year plus amortization expense for that year (EBITDA) to (b) its net interest expense (excluding amortization of loan fees) for that year, to be less than 2.0:1.




Initial: _________